Exhibit 10-b-1

Schedule identifying agreements substantially identical to the Form of Employment Agreement constituting Exhibit 10-b hereto entered into by Meritor, Inc. and each of the following persons:
Timothy J. Heffron
Joseph Plomin
Sandra J. Quick
Robert H. Speed
Chris Villavarayan (term ends December 1, 2017)